Exhibit 10.1

**	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF FEBRUARY 12, 2013 AMONG SILICON VALLEY BANK (“SENIOR LENDER”), THE PURCHASERS (AS DEFINED HEREIN), AND ACKNOWLEDGED BY OVERLAND STORAGE, INC. (“BORROWER”) TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY BORROWER PURSUANT TO THAT CERTAIN LOAN AND SECURITY AGREEMENT DATED AS OF AUGUST 9, 2011 BY AND AMONG BORROWER AND SENIOR LENDER, AS SUCH CREDIT AGREEMENT (SUBJECT TO THE TERMS OF THE SUBORDINATION AGREEMENT) HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME AND (SUBJECT TO THE TERMS OF THE SUBORDINATION AGREEMENT) TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS UNDER THAT AGREEMENT AS CONTEMPLATED BY THE SUBORDINATION AGREEMENT; AND PURCHASER IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (“Agreement”) is made as of the 12th day of February, 2013 by and among Overland Storage, Inc., a California corporation (the “Company”), and the Purchasers set forth on the signature pages affixed hereto (each a “Purchaser” and collectively the “Purchasers”).

Recitals

A. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”); and

B. The Purchasers wish to purchase from the Company, and the Company wishes to sell and issue to the Purchasers, upon the terms and conditions stated in this Agreement, convertible promissory notes (as amended, restated, modified or supplemented from time to time, the “Notes”) up to an aggregate principal amount of $13.25 million, which shall be convertible into shares of the Company’s Common Stock; and

C. Contemporaneous with the sale of the Notes, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit C (as amended, restated, modified or supplemented from time to time, the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Bankruptcy Laws” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute, or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect.

“BDT Litigation” means the following patent infringement lawsuit: Overland Storage, Inc. v. BDT AG, et al., Case No. 3:10 cv-1700-JLS-BLM, which was initially filed in August 2010 (as amended in October 2010) in the United States District Court for the Southern District of California (and the related investigation pending in the U.S. International Trade Commission (Investigation No. 337-TA-746)), against BDT AG, BDT Products, Inc., BDT-Solutions GmbH & Co. KG; BDT Automation Technology (Zhuhai FTZ) Co., Ltd.; BDT de México, S. de R.L. de C.V.; Dell Inc.; and formerly International Business Machines Corporation.

“Board” means the Company’s Board of Directors.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Capital Lease”, as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

“Change in Control” means the occurrence after the date hereof of any of (i) an acquisition by an individual, legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company, (ii) the Company merges into or consolidates with or enters into any share exchange or other business combination transaction with any other Person, or any Person merges into or consolidates with or enters into any share exchange or other business combination transaction with the Company and, after giving effect to such transaction, the shareholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, (iii) the Company sells or transfers all or any substantial portion of its assets to another Person (other than a Subsidiary or other Person who assumes the Obligations), (iv) a replacement at one time or within a one year period of more than one-half of the members of the Board which is not approved by a majority of those individuals who are members of the Board on the date hereof (or by those individuals who are serving as members of the Board on any date whose nomination to the Board was approved by a majority of the members of the Board who are members on the date hereof), or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) herein.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986.

“Common Stock” means shares of the Company’s common stock, no par value, together with any securities into which such shares may be reclassified, whether by merger, charter amendment or otherwise.

“Company Average Closing Price” means, as of a particular date (the “Valuation Date”), (a) the volume weighted average of the closing prices of one share of Common Stock as reported on Nasdaq for the twenty (20) consecutive Trading Days up to and including the Trading Day on the third Trading Day prior to the Valuation Date; (b) if the Common Stock is then quoted on the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar quotation system or association, the volume weighted average of the closing prices of one share of Common Stock as reported on the Bulletin Board or such other quotation system or association for the twenty (20) consecutive Trading Days up to and including the Trading Day on the third (3rd) Trading Day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on the Bulletin Board or such other quotation system or association, the fair market value of one share of Common Stock as of the Valuation Date, as determined in good faith by the Board and the Required Holders. If the Common Stock is not then listed on a national securities exchange, the Bulletin Board or such other quotation system or association, the Board shall respond promptly, in writing, to an inquiry by a Holder of Note prior to the conversion of Notes hereunder as to the fair market value of a share of Common Stock as determined by the Board. In the event that the Board and the Required Holders are unable to agree upon the fair market value in respect of subpart (c) hereof, the Company and the Required Holders shall jointly select an appraiser, who is experienced in such matters. The appraiser shall conduct a valuation of the fair market value of a share of Common Stock and such valuation shall be the Company Average Closing Price. The cost of such appraiser shall be borne equally by the Company (on the one hand) and such Holders (on the other hand).

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company, after due inquiry.

“Confidential Information” means trade secrets, confidential information and know-how (including, but not limited to, ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Price” means the greater of (a) $1.30 per share and (b) the closing bid price of the Common Stock on the date hereof; provided that the Conversion Price shall be the Conversion Price as last adjusted in accordance with Section 2.4 and in effect at the date any Note or Notes are surrendered for conversion.

“Conversion Shares” means the shares of Common Stock issuable or issued upon the conversion of the Notes or shares of Common Stock issuable or issued in payment of interest on the Notes.

“Effective Date” means the date on which the initial Registration Statement is declared effective by the SEC.

“Effectiveness Deadline” means the date on which the initial Registration Statement is required to be declared effective by the SEC under the terms of the Registration Rights Agreement.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Exchange Act” means the Securities Exchange Act of 1934 or any successor statute, and the rules and regulations promulgated thereunder.

“Event of Default” has the meaning set forth in Section 8.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Holder or required to be withheld or deducted from a payment to a Holder, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Holder being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Holder with respect to an applicable interest in a Note pursuant to a law in effect on the date on which (i) such Holder acquires such interest in the Note (other than pursuant to an assignment request by the Company under Section 2.6 or (ii) such Holder changes its lending office, except in each case to the extent that, pursuant to Section 2.5, amounts with respect to such Taxes were payable either to such Holder’s assignor immediately before such Holder became a party hereto or to such Holder immediately before it changed its lending office, (c) Taxes attributable to such Holder’s failure to comply with Section 2.5(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Foreign Holder” means a Holder that is not a U.S. Person.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“GAAP” means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

“Holder” or “Holders” means the Purchasers (as initial holders of the Notes) and their respective permitted successors or assignees in whose name a Note is registered.

“Indebtedness”, as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed by such Person for all or any part of the deferred purchase price of property or services, which purchase price is (a) due more than 90 days from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, in each case, other than with respect to service agreements entered into in the ordinary course of business, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under any Transaction Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Initial Investor” means, collectively, Cyrus Opportunities Master Fund II, Ltd, a Cayman Islands exempted limited company, CRS Master Fund, L.P., a Cayman Islands exempted limited partnership, Crescent 1, L.P., a Delaware limited partnership, and Cyrus Select Opportunities Master Fund, Ltd., a Cayman Islands exempted limited company.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“IRS” means the United States Internal Revenue Service.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), or business of the Company and its Subsidiaries taken as a whole, (ii) the legality, validity, enforceability or binding effect of the Transaction Documents, or (iii) the ability of the Company to perform its obligations under the Transaction Documents.

“Material Contract” means any contract, instrument or other agreement to which the Company or any Subsidiary is a party or by which it is bound which has been or is required to be filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Maturity Date” means the fourth anniversary of the Closing Date.

“Nasdaq” means The Nasdaq Capital Market.

“Notes” has the meaning set forth in the Recitals.

“Obligations” means all obligations of every nature of each the Company and its Subsidiaries from time to time owed to the Holders or any of them under the Transaction Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

“Other Connection Taxes” means, with respect to any Holder, Taxes imposed as a result of a present or former connection between such Holder and the jurisdiction imposing such Tax (other than connections arising from such Holder having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Transaction Document or Note).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.6).

“Participant” has the meaning set forth in Section 10.2.

“Participant Register” has the meaning set forth in Section 10.2.

“Permitted Encumbrances” means the following types of Liens:

(i) Liens granted to Silicon Valley Bank to secure obligations of the Company under the SVB Credit Agreement and any extension, renewal or refinancing of such obligations permitted hereunder;

(ii) Liens existing on the Closing Date disclosed to the Purchasers in writing;

(iii) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which the Company maintains adequate reserves on its books, provided that no notice of any such Lien has been filed or recorded under the Code;

(iv) purchase money Liens (i) on equipment acquired or held by the Company incurred for financing the acquisition of the equipment securing no more than One Hundred Thousand ($100,000.00) in the aggregate amount outstanding, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

(v) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to inventory, securing liabilities in the aggregate amount not to exceed One Hundred Thousand Dollars ($100,000.00) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(vi) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(vii) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (i) through (vi), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(viii) leases or subleases of real property granted in the ordinary course of the Company’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than intellectual property) granted in the ordinary course of the Company’s business (or, if referring to another Person, in the ordinary course of such Person’s business);

(ix) (i) non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business, and (ii) exclusive licenses of intellectual property in exchange for fair value as reasonably determined by the Company’s Board of Directors;

(x) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Section 8.8;

(xi) Liens in favor of other financial institutions arising in connection with the Company’s deposit and/or securities accounts held at such institutions; and

(xii) deposits to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases, government contracts, statutory obligations, surety, stay, customs and appeal bonds, performance and return of money bonds and other obligations of a like nature incurred in the ordinary course of business;

(xiii) easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances or minor title deficiencies incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary course of business;

(xiv) any interest or title of a lessor under any operating lease entered into by the Company or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased;

(xv) deposits made in the ordinary course of business to secure liability for premiums to insurance carriers;

(xvi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

(xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(xviii) Liens on assets of foreign Subsidiaries securing Indebtedness otherwise permitted under Section 7.12 pursuant to clause (x) of the definition of Permitted Indebtedness;

(xix) the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods; and

(xx) Liens not otherwise permitted by Section 7.15 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds Two Hundred Thousand Dollars ($200,000) at any one time.

“Permitted Indebtedness” means:

(i) the Obligations;

(ii) Indebtedness existing on the Closing Date disclosed to the Purchasers in writing, including any Indebtedness disclosed in the SEC Filings or any financial statements furnished to the Purchasers;

(iii) Subordinated Indebtedness to the extent subordinated on terms acceptable to the Purchasers;

(iv) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(v) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(vi) Indebtedness secured by Liens permitted under clauses (i) and (iii) of the definition of Permitted Encumbrances;

(vii) Indebtedness of the Company to any Subsidiary whose stock is pledged to secure the Obligations;

(viii) Indebtedness of any Person that is acquired or merged with or into or consolidated with the Company or any of its Subsidiaries (and not created in anticipation or contemplation thereof) and existing on the date of such acquisition, merger or consolidation, provided that such Indebtedness shall not exceed in the aggregate Two Hundred Thousand Dollars ($200,000.00) at any time outstanding;

(ix) Indebtedness owing to sureties arising from bid, performance or surety bonds or letters of credit supporting such bid, performance or surety obligations issued on behalf of the Company as support for, among other things, contracts with customers;

(x) Indebtedness of foreign Subsidiaries in an aggregate principal amount not to exceed One Hundred Fifty Thousand Dollars ($150,000.00);

(xi) Indebtedness of the Company and any of its domestic Subsidiaries in an aggregate principal amount not to exceed Two Hundred and Fifty Thousand Dollars ($250,000.00);

(xii) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (i) through (xi) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the Company or its Subsidiary, as the case may be; and

(xiii) obligations of the Company under the SVB Credit Agreement and any extension, renewal or refinancing of the obligations thereunder so long as the aggregate principal amount is not increased to an amount in excess of $8,000,000, the interest rate margin applicable thereto is not increased by more than 200 basis points in excess of the maximum interest rate margin permitted by the SVB Credit Agreement and the terms thereof are not materially more burdensome to the Company or its Subsidiaries.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Plan of Distribution” has the meaning set forth in the Registration Rights Agreement.

“Purchase Price” means Thirteen Million Two Hundred Fifty Thousand Dollars ($13,250,000).

“Register” has the meaning set forth in Section 10.1.

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Regulation D” has the meaning set forth in the Recitals.

“Required Holders” means the Holders holding a majority of the Common Stock issued or issuable upon conversion of all of the then outstanding Notes (as determined on an as-converted basis).

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness except in accordance with the subordination provisions relating thereto.

“SEC” has the meaning set forth in the Recitals.

“SEC Filings” has the meaning set forth in Section 4.6.

“Securities Act” has the meaning set forth in the Recitals.

“Solvent”, with respect to any Person, means that as of the date of determination both (i)(a) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and due considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subordinated Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries incurred from time to time and subordinated in right of payment to the Obligations.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“SVB Credit Agreement” means that certain Loan and Security Agreement dated as of August 9, 2011 between Silicon Valley Bank, a California corporation, and the Company.

“Tandberg Litigation” means the following patent infringement lawsuit: Overland Storage, Inc. v. Tandberg Data GmbH and Tandberg Data Corp., Case No. 3:12-cv-01604, which was filed in June 2012 in the United States District Court for the Southern District of California.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Trading Day” means a day on which New York Stock Exchange is open for business.

“Transaction Documents” means this Agreement, the Notes, the Stock Pledges, and the Registration Rights Agreement, each as amended, restated, modified or supplemented from time to time.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.5(g)(ii)(B)(iii).

2. Purchase and Sale of the Notes; Interest; Repayment; Conversion.

2.1 Purchase and Sale of the Notes. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), the Purchasers shall severally, and not jointly, purchase, and the Company shall sell and issue to the Purchasers, the principal amount of the Notes in the respective amounts set forth opposite each such Purchaser’s name on the signature pages attached hereto in exchange for such Purchaser’s payment to the Company of such Purchaser’s pro rata portion of the Purchase Price of the Notes as specified in Section 3.

2.2 Interest.

(i) The Notes shall bear interest on the unpaid principal amount thereof from the Closing Date through the date of repayment at the rate of 8.0% simple interest per annum (subject to adjustment pursuant to the terms hereof, the “Interest Rate”), payable semi-annually in arrears on the last Business Day of each applicable fiscal quarter of the Company beginning with the first full fiscal quarter of the Company following the fiscal quarter in which the Closing occurs; provided, however, that while any Event of Default exists, the Interest Rate (after as well as before entry of judgment thereon to the extent permitted by law) shall automatically, from and after the date of occurrence of such Event of Default, increase to a rate per annum equal to 11.0%.

(ii) Interest under clause (i) shall be computed on the basis of a 365-day or 366-day year, as the case may be, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on the principal of any Note, the date on which the Closing Date occurs shall be included and the date of payment of such principal amount shall be excluded.

(iii) Interest shall be payable either entirely in cash or shares of Common Stock, at the option of the Company; provided that at any time that the Initial Investor holds 20% or more of the then outstanding Common Stock, the Initial Investor (and not the Company) shall have the option to determine whether the applicable interest payment payable to the Initial Investor during such time is payable in cash or Common Stock. The number of shares of Common Stock issued pursuant to this Section 2.2(iii) pursuant to any Holder shall be determined by dividing the amount of interest due to such Holder by the Company Average Closing Price with such interest payment due date as the Valuation Date (rounded down to the nearest whole share). The payment of cash or the issuance of shares of Common Stock to the Holders hereunder shall in all cases be made on the due date for such interest payment.

(iv) Notwithstanding the foregoing provisions of this Section 2.2, in no event shall the rate of interest payable by the Company with respect to any Note exceed the maximum rate of interest permitted to be charged under applicable law.

2.3 Repayment.

(i) The unpaid principal amount of the Notes, all accrued and unpaid interest, and all other amounts owed in connection with the Notes shall be paid in full no later than the Maturity Date.

(ii) In the event that, prior to **, (a) a judgment is entered in the BDT Litigation or (b) the BDT Litigation is settled, or otherwise resolved, the Company may, at its option by written notice delivered to the Purchasers within 30 days after the receipt by the Company of any cash payable in respect of such judgment, order, settlement or resolution, prepay the Notes in an amount equal to the lesser of (x) the amount of the cash received by the Company pursuant to such judgment, order, settlement or resolution and (y) fifty percent (50%) of the original principal amount of the Notes originally issued hereunder together with accrued and unpaid interest thereon, in each case in consideration for the payment of an amount equal to $2.00 (as adjusted from time to time for stock splits, stock dividends, subdivisions, combinations, reclassifications, recapitalizations and the like) times the number of shares of Common Stock into which such principal and accrued and unpaid interest being prepaid are convertible as of the date of such prepayment. Other than as set forth in the immediately preceding sentence, the Notes may not be voluntarily prepaid.

**	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii) If the Notes are accelerated following the occurrence of an Event of Default pursuant to Section 8 hereof, then the Company, in addition to any other amounts which may be due and owing hereunder, shall immediately pay to the Holders, in accordance with their pro rata shares thereof, the unpaid principal amount of the Notes, all accrued and unpaid interest, and all other amounts owed in connection with the Notes.

(iv) All payments in respect of the Notes shall be paid to the Holders on a pro rata basis. Except as expressly set forth herein, all payments made on account of the Notes shall be applied first to the payment of any costs of enforcement then due hereunder, second to the payment of accrued and unpaid interest then due hereunder, and the remainder, if any, shall be applied to the unpaid principal balance of the Notes. The Company’s obligations under the Notes shall be paid without deduction, set off or recoupment and are absolute and irrevocable.

2.4 Conversion.

(i) Any Holder may elect to convert all or a portion of the outstanding principal amount of such Holder’s Note into that number of fully paid and nonassessable whole shares of Common Stock (subject to the limitations set forth in Section 2.4(xi)) as is obtained by dividing the principal amount of the Note to be converted by the Conversion Price (as adjusted pursuant to this Section 2.4), rounded down to the nearest whole share.

(ii) Such rights of conversion shall be exercised by the Holder by surrender of the Note or Notes representing the principal amount to be converted to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the Holders of the Notes) at any time during its usual business hours on the date set forth in such notice, together with a properly completed notice of conversion in the form attached hereto as Exhibit B with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock, shall be issued. Such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Company and the Note or Notes representing the principal amount to be converted shall have been surrendered as aforesaid.

(iii) Upon any conversion of the Notes, the Company shall pay to the holders of such Notes in cash or Common Stock (at the option of the Company or the Initial Investor, determined in the same manner set forth in Section 2.2(iii) above) all accrued and unpaid interest to the date of conversion.

(iv) No fractional shares shall be issued upon conversion of any Note into Common Stock. In lieu of any fractional share of Common Stock issuable upon conversion of the Notes into Common Stock, the Company shall pay to the converting Holder an amount in cash equal to the product obtained by multiplying the Company Average Closing Price of one share of Common Stock as of the date of conversion by the fractional share interest to which such Holder would otherwise be entitled.

(v) In case the principal amount represented by the Note or Notes surrendered pursuant to Section 2.4(ii) exceeds the principal amount converted, the Company shall upon such conversion, execute and deliver to the Holder thereof at the expense of the Company, a new Note for the principal amount represented by the Note or Notes surrendered which is not to be converted.

(vi) If the Company shall, at any time or from time to time while any of the Notes are outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the Conversion Price in effect immediately prior to the date upon which such change shall become effective shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such change and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such change.

(vii) If any capital reorganization or reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected (in each case other than a Change in Control or Event of Default), then, as a condition of such reorganization or reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Holder of a Note or Notes shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the Conversion Shares immediately theretofore receivable upon the conversion of such Note or Notes, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Conversion Shares equal to the number of Conversion Shares immediately theretofore issuable upon conversion of the Notes, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holders of the Notes such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive, and the other obligations hereunder.

(viii) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets, or subscription rights or warrants, the Conversion Price to be in effect after such payment date shall be determined by multiplying the Conversion Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Company Average Closing Price per share of Common Stock immediately prior to such payment date, less the fair market value (as mutually determined by the Board and the Required Holders) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Company Average Closing Price per share of Common Stock immediately prior to such payment date.

(ix) An adjustment to the Conversion Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment. In the event that, as a result of an adjustment made pursuant to this Section 2.4, Holders of the Notes shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon the conversion of the Notes shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Conversion Shares contained herein.

(x) Upon any adjustment of the Conversion Price, then, and in each such case the Company shall give written notice thereof by first class mail, postage prepaid, addressed to each Holder of the Notes, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(xi) Notwithstanding anything to the contrary contained in this Section 2.4, the number of Conversion Shares that may be acquired by any Holder of a Note upon the conversion of its Notes shall be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act does not exceed 19.99% of the total number of shares of Common Stock issued and outstanding (including for such purposes the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(xii) On the first Trading Day immediately following the date that the closing bid price of the Common Stock as reported on Nasdaq exceeds two (2) times the Conversion Price for ten (10) consecutive Trading Days, each Note shall automatically convert into such number of fully paid and nonassessable whole shares of Common Stock (subject to the limitations set forth in Section 2.4(xi) above) as is obtained by multiplying the principal amount of such Note by the Conversion Price (as adjusted pursuant to this Section 2.4), rounded down to the nearest whole share.

(xiii) At any such time as (a) a majority of the Notes issued pursuant to this Agreement have converted into shares of Common Stock pursuant to the terms hereof (excluding for the purposes of such calculation all Notes converted pursuant to Section 2.3(ii)) or (b) the holders of a majority of the then outstanding Notes elect to convert their Notes, then all remaining outstanding Notes shall automatically convert into such number of full paid and nonassessable whole shares of Common Stock (subject to the limitations set forth in Section 2.4(xi) above) as is obtained by multiplying the principal amount of such Note plus any accrued but unpaid interest thereon by the Conversion Price (as adjusted pursuant to this Section 2.4), rounded down to the nearest whole share.

2.5. Taxes.

(a) Defined Terms. For purposes of this Section 2.5, the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Company under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of the Company) requires the deduction or withholding of any Tax from any such payment by the Company, then the Company shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Company shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Holder receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Company. The Company shall timely pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes.

(d) Indemnification by the Company. The Company shall indemnify each Holder, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Holder or required to be withheld or deducted from a payment to such Holder and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Holder shall be conclusive absent manifest error.

(e) Reserved.

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Company to a Governmental Authority pursuant to this Section 2.5, the Company shall deliver to the applicable Holder(s) the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Holders.

(g) Status of Holders. (i) Any Holder that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Company, at the time or times reasonably requested by the Company, such properly completed and executed documentation reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Holder, if reasonably requested by the Company, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company as will enable the Company to determine whether or not such Holder is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.5(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Holder’s reasonable judgment such completion, execution or submission would subject such Holder to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Holder.

(ii) Without limiting the generality of the foregoing,

(A) any Holder that is a U.S. Person shall deliver to the Company on or prior to the date on which such Holder becomes a Holder under this Agreement (and from time to time thereafter upon the reasonable request of the Company), executed originals of IRS Form W-9 certifying that such Holder is exempt from U.S. federal backup withholding tax;

(B) any Foreign Holder shall, to the extent it is legally entitled to do so, deliver to the Company (in such number of copies as shall be requested by the Company) on or prior to the date on which such Foreign Holder becomes a Holder under this Agreement (and from time to time thereafter upon the reasonable request of the Company), whichever of the following is applicable:

(i) in the case of a Foreign Holder claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Holder claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form reasonably acceptable to the Company to the effect that such Foreign Holder is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv) to the extent a Foreign Holder is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate in form reasonably acceptable to the Company, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Holder is a partnership and one or more direct or indirect partners of such Foreign Holder are claiming the portfolio interest exemption, such Foreign Holder may provide a U.S. Tax Compliance Certificate in form reasonably acceptable to the Company on behalf of each such direct and indirect partner;

(C) any Foreign Holder shall, to the extent it is legally entitled to do so, deliver to the Company (in such number of copies as shall be requested by the Company) on or prior to the date on which such Foreign Holder becomes a Holder under this Agreement (and from time to time thereafter upon the reasonable request of the Company), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made; and

(D) if a payment made to a Holder under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Holder were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Holder shall deliver to the Company at the time or times prescribed by law and at such time or times reasonably requested by the Company such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company as may be necessary for the Company to comply with its obligations under FATCA and to determine that such Holder has complied with such Holder’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Holder agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.5 (including by the payment of additional amounts pursuant to this Section 2.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 2.5 shall survive the assignment of rights by, or the replacement of, a Holder and the repayment, satisfaction or discharge of all Obligations.

2.6. Mitigation Obligations; Replacement of Holders.

(a) Designation of a Different Lending Office. If any Holder requires the Company to pay any Indemnified Taxes or additional amounts to any Holder or any Governmental Authority for the account of any Holder pursuant to Section 2.5, then such Holder shall (at the request of the Company) use reasonable efforts to designate a different lending office for funding or booking its Notes hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Holder, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.5 in the future, and (ii) would not subject such Holder to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Holder.

(b) Replacement of Holders. If the Company is required to pay any Indemnified Taxes or additional amounts to any Holder or any Governmental Authority for the account of any Holder pursuant to Section 2.5 and, in each case, such Holder has declined or is unable to designate a different lending office in accordance with Section 2.6(a), then the Company may, at its sole expense and effort, thirty (30) days following notice to such Holder, (i) redeem the Notes of such Holder in full at 100% of the principal amount being redeemed or (ii) require such Holder to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.1), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.5) and obligations under this Agreement and the related Transaction Documents to a permitted assignee that shall assume such obligations (which assignee may be another Holder, if a Holder accepts such assignment); provided that:

(x) such Holder shall have received payment of an amount equal to the outstanding principal of its Notes, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Transaction Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (as applicable);

(y) in the case of any assignment, such assignment will result in a reduction in such payments thereafter; and

(z) in the case of any assignment, such assignment does not conflict with applicable law.

A Holder shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Holder or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

3. Closing. Upon confirmation that the conditions to closing specified in Sections 6.1 and 6.2 have been satisfied or duly waived, the Company shall deliver to each Purchaser Notes, issued in such name or names as each Purchaser may designate, in the aggregate principal amount set forth opposite such Purchaser’s name on the signature pages attached hereto (in such denomination or denominations as such Purchaser may designate) with instructions that such Notes are to be held for release to the Purchasers only upon payment in full of the Purchase Price to the Company by all Purchasers. Upon such receipt by the Purchasers of the Notes, each Purchaser shall promptly, but no more than one (1) Business Day thereafter, cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing such Purchaser’s pro rata portion of the Purchase Price as set forth opposite such Purchaser’s name on the signature pages to this Agreement. On the date (the “Closing Date”) the Company receives payment in full of the Purchase Price from all Purchasers, the Notes shall be released to such Purchasers (the “Closing”). If the Company does not receive the payment in full of the Purchase Price from all Purchasers, the Closing shall not be effected and the Company shall, within one (1) Business Day, return the Purchase Price to each of the Purchasers. The Closing of the purchase and sale of the Notes shall take place at the offices of O’Melveny & Myers LLP, 2756 Sand Hill Road, Menlo Park, California 94025, or at such other location and on such other date as the Company and the Purchasers shall mutually agree.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers that:

4.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties, in each case as described in the SEC Filings. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.

4.2 Authorization. The Company has the corporate power and authority to enter into this Agreement and has taken all requisite action on its part, its officers, directors and shareholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Conversion Shares upon exercise of the conversion of the Notes. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

4.3 Capitalization. The Company has duly and validly authorized capital stock as set forth in the SEC Filings and in the Amended and Restated Articles of Incorporation of the Company, as amended and as in effect as of the Closing Date (the “Articles of Incorporation”). All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. Except as described in the SEC Filings, all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. Except as described in the SEC Filings, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described in the SEC Filings, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described in the SEC Filings and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described in the SEC Filings and except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

Except as described in the SEC Filings, the issuance and sale of the Notes hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Holders) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

Except as described in the SEC Filings, the Company does not have outstanding shareholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4 Valid Issuance. Upon the due conversion of the Notes in accordance with Section 2.4, the Conversion Shares will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Company has reserved a sufficient number of shares of Common Stock for issuance of the Conversion Shares upon the due conversion of the Notes, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

4.5 Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Notes require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Purchaser set forth in Section 5, the Company has taken all action necessary to exempt the issuance and sale of the Notes, the issuance of the Conversion Shares upon the due conversion of the Notes and the other transactions contemplated by the Transaction Documents from the provisions of any shareholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Articles of Incorporation or the Company’s Amended and Restated Bylaws, as amended and as in effect as of the Closing Date (the “Bylaws”), that is or could reasonably be expected to become applicable to the Holders as a result of the transactions contemplated hereby, including, without limitation, the issuance of the Notes and the ownership, disposition or voting of the Notes by the Holders or the exercise of any right granted to the Holders pursuant to this Agreement or the other Transaction Documents.

4.6 Delivery of SEC Filings; Business. The Company has made available to the Purchasers through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended July 1, 2012 (as amended prior to the date of this Agreement, the “10-K”), and all other reports filed by the Company pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act since the filing of the 10-K and during the twelve (12) months preceding the date of this Agreement (collectively, the “SEC Filings”). The SEC Filings are the only filings required of the Company pursuant to the Exchange Act for such period. The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

4.7 Use of Proceeds. The net proceeds of the sale of the Notes hereunder shall be used by the Company for working capital and general corporate purposes; provided, however, that in no event shall the Company use the net proceeds of the sale of the Notes hereunder to pay a dividend or make a distribution in cash to holders of Common Stock.

4.8 No Material Adverse Change. Since July 1, 2012, except as described in the SEC Filings, there has not been:

(i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 (the “10-Q”), except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(iii) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

(iv) any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

(v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(vi) any change or amendment to the Articles of Incorporation (other than in connection with the transactions contemplated hereby) or Bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

(vii) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

(viii) any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

(ix) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

(x) the loss or, to the Company’s Knowledge, threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(xi) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

4.9 SEC Filings; S-3 Eligibility.

(a) At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b) Each registration statement and any amendment thereto filed by the Company since January 1, 2009 pursuant to the Securities Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the Securities Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(c) The Company meets the issuer eligibility requirements of General Instruction I.A of Form S-3 to register the Registrable Securities (as such term is defined in the Registration Rights Agreement) for sale by the Holders as contemplated by the Registration Rights Agreement.

4.10 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Notes will not (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under the Articles of Incorporation or the Bylaws (true and complete copies of which have been made available to the Purchasers through the EDGAR system), or (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, except in the case of clauses (i)(b) and (ii) above, such as could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.11 Tax Matters. The Company and each Subsidiary has prepared and filed (or filed applicable extensions therefore) all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and paid all taxes shown thereon or otherwise owed by it, other than any such taxes which the Company or any Subsidiary are contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the SEC Filings. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due, other than any such taxes which the Company or any Subsidiary are contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the SEC Filings. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened in writing against the Company or any Subsidiary or any of their respective assets or property. Except as described in the SEC Filings, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

4.12 Title to Properties. Except as disclosed in the SEC Filings, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets (excluding Intellectual Property assets which are the subject of Section 4.15) owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.13 Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except to the extent failure to possess such certificates, authorities or permits could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.14 Labor Matters.

(a) Except as set forth in the SEC Filings, the Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b)(i) There are no labor disputes existing, or to the Company’s Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company’s employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company’s Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company’s employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (iv) to the Company’s Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

(c) The Company is, and at all times has been, in compliance with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. There are no claims pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local law, statute or ordinance barring discrimination in employment.

(d) To the Company’s Knowledge, the Company has no liability for the improper classification by the Company of its employees as independent contractors or leased employees prior to the Closing.

4.15 Intellectual Property. The Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the Intellectual Property necessary for the conduct of the business of the Company and the Subsidiaries as currently conducted and as described in the SEC Filings as being owned or licensed by them, except where the failure to own, license or have such rights could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate. Except as described in the SEC Filings, (i) to the Company’s Knowledge, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company as described in the SEC Filings or where such rights could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate; (ii) there is no pending or, to the Company’s Knowledge, threat of any, action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to, or the validity, enforceability, or scope of, any Intellectual Property owned by or licensed to the Company or any Subsidiary or claiming that the use of any Intellectual Property by the Company or any Subsidiary in their respective businesses as currently conducted infringes, violates or otherwise conflicts with the intellectual property rights of any third party; and (iii) to the Company’s Knowledge, the use by the Company or any Subsidiary of any Intellectual Property by the Company or any Subsidiary in their respective businesses as currently conducted does not infringe, violate or otherwise conflict with the intellectual property rights of any third party.

4.16 Environmental Matters. To the Company’s Knowledge, neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

4.17 Litigation. There are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened, except (i) as described in the SEC Filings or (ii) any such proceeding, which if resolved adversely to the Company or any Subsidiary, could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or since January 1, 2005 has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Securities Act or the Exchange Act.

4.18 Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act). Except as set forth in the SEC Filings filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

4.19 Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary.

4.20 Compliance with Nasdaq Continued Listing Requirements. Except as disclosed in the SEC Filings, (a) the Company is in compliance with applicable Nasdaq continued listing requirements, (b) there are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq, and (c) the Company has not received any currently pending notice of the delisting of the Common Stock from Nasdaq.

4.21 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company other than the Company’s obligation to reimburse the fees and expenses of the lenders and the administrative agent pursuant to the SVB Credit Agreement.

4.22 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Notes.

4.23 No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 5, neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, which are or will be integrated with this offering of the Notes hereunder in a manner that would adversely affect reliance by the Company on Section 4(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act.

4.24 Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 5, the offer and sale of the Notes to the Purchasers as contemplated hereby is exempt from the registration requirements of the Securities Act.

4.25 Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former shareholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.26 Transactions with Affiliates. Except as disclosed in the SEC Filings and except as would not be required to be disclosed in the SEC Filings, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.27 Internal Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the 10-Q (such date, the “Evaluation Date”). The Company presented in the 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

4.28 Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.29 Compliance with Laws. The Company and each of its Subsidiaries is in compliance in all material respects with all requirements imposed by law, regulation or rule, whether foreign, federal, state or local, that are applicable to it, its operations, or its properties and assets, including, without limitation, applicable requirements of the Foreign Corrupt Practices Act of 1977 (FCPA) (15 U.S.C. § 78dd-1, et seq.).

4.30 Solvency. Before and immediately after giving effect to the incurrence of the Obligations, the Company and each of its Subsidiaries, on a consolidated basis, are Solvent.

4.31 Disclosure. No representation or warranty of the Company or any of its Subsidiaries contained in any Transaction Document and none of the statements contained in any other document, certificate, report, financial statement or written statement furnished to any Purchaser by or on behalf of the Company or any of its Subsidiaries pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made.

Each of the Purchasers acknowledges and agrees that the Company has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 4.

5. Representations and Warranties of the Purchasers. Each of the Purchasers hereby severally, and not jointly, represents and warrants to the Company that:

5.1 Organization and Existence. Such Purchaser is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate, partnership or limited liability company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.

5.2 Authorization. The execution, delivery and performance by such Purchaser of the Transaction Documents to which such Purchaser is a party have been duly authorized and each will constitute the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3 Consents. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of each Transaction Document and the consummation of the transactions contemplated hereby and thereby have been obtained and are effective as of the date of this Agreement.

5.4 Purchase Entirely for Own Account. The Notes to be received by such Purchaser hereunder and the Conversion Shares into which the Notes are convertible will be acquired for such Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same and has no arrangement or understanding with any other Persons regarding the distribution of such Notes or Conversion Shares in violation of the Securities Act or any applicable state securities law without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Notes or Conversion Shares in compliance with applicable federal and state securities laws. Such Purchaser is acquiring the Notes hereunder in the ordinary course of its business. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Notes or Conversion Shares for any period of time. Such Purchaser is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

5.5 Investment Experience. Such Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Notes and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.6 Disclosure of Information. Such Purchaser has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the sale of the Notes. Such Purchaser acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by such Purchaser shall modify, limit or otherwise affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.7 Restricted Securities. Such Purchaser understands that the Notes and the Conversion Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

5.8 Legends. It is understood that, except as provided below, certificates evidencing the Notes and the Conversion Shares may bear the following or any similar legend:

(a) “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THE TRANSFEROR, THE SUBSTANCE OF WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT.”

(b) If required by the authorities of any state in connection with the issuance of sale of the Notes, the legend required by such state authority.

5.9 Accredited Investor. Such Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D. Such Purchaser was not organized for the purpose of acquiring the Notes and is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

5.10 No General Solicitation. Such Purchaser did not learn of the investment in the Notes as a result of any general solicitation or general advertising.

5.11 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser.

5.12 Prohibited Transactions. Since the earlier of (a) such time as such Purchaser was first contacted by the Company or any other Person acting on behalf of the Company regarding the transactions contemplated hereby or (b) thirty (30) days prior to the date of this Agreement, neither such Purchaser nor any Affiliate of such Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Notes, or (z) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Notes (each, a “Prohibited Transaction”). Prior to the earliest to occur of (i) the termination of this Agreement or (ii) the date on which the Company has paid all principal and unpaid interest under the Notes and there are no Notes remaining outstanding, such Purchaser shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction. Such Purchaser acknowledges that the representations, warranties and covenants contained in this Section 5.12 are being made for the benefit of the other Purchasers as well as the Company and that each of the other Purchasers shall have an independent right to assert any claims against such Purchaser arising out of any breach or violation of the provisions of this Section 5.12.

The Company acknowledges and agrees that no Purchaser has made any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in this Section 5.

6. Conditions to Closing.

6.1 Conditions to the Purchasers’ Obligations. The obligation of each Purchaser to purchase the Notes at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Purchaser (as to itself only):

(a) The representations and warranties made by the Company in Section 4 qualified as to materiality shall be true and correct as of the date of this Agreement and as of the Closing Date as so qualified, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date as so qualified, and, the representations and warranties made by the Company in Section 4 not qualified as to materiality shall be true and correct in all material respects at all times as of the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c) The Company shall have executed and delivered the Registration Rights Agreement.

(d) The Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Conversion Shares on Nasdaq, a copy of which shall have been provided to the Purchasers.

(e) The Company shall have received gross proceeds from the sale of the Notes as contemplated hereby of at least Thirteen Million Two Hundred Fifty Thousand Dollars ($13,250,000).

(f) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(g) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (g) and (k) of this Section 6.1.

(h) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board or any duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Notes, certifying the current versions of the Articles of Incorporation and Bylaws and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(i) The Purchasers shall have received an opinion from O’Melveny & Myers LLP, special counsel to the Company, dated as of the Closing Date, in form and substance reasonably acceptable to the Purchasers and addressing such legal matters as the Purchasers may reasonably request.

(j) No stop order, suspension of trading or delisting shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

(k) The Company shall have delivered the written consent of Silicon Valley Bank to all of the transactions contemplated hereby, including without limitation the incurrence of Indebtedness hereunder, the issuance of the Notes to the Purchasers, and the Stock Pledges, and shall have delivered such other documents, agreements and instruments relating thereto as are reasonably required by the Purchasers.

6.2 Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Notes at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) The representations and warranties made by the Purchasers in Section 5, other than the representations and warranties contained in Sections 5.4, 5.5, 5.6, 5.7, 5.8, 5.9 and 5.10 (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Purchasers shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(b) The Purchasers shall have executed and delivered the Registration Rights Agreement.

(c) The Purchasers shall have delivered the Purchase Price to the Company.

6.3 Termination of Obligations to Effect Closing; Effects.

(a) The obligations of the Company, on the one hand, and the Purchasers, on the other hand, to effect the Closing shall terminate as follows:

(i) Upon the mutual written consent of the Company and the Purchasers;

(ii) By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii) By a Purchaser (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Purchaser; or

(iv) By either the Company or any Purchaser (with respect to itself only) if the Closing has not occurred on or prior to March 12, 2013;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b) In the event of termination by the Company or any Purchaser of its obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall forthwith be given to the other Purchasers by the Company and the other Purchasers shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Purchasers. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

7. Covenants and Agreements.

7.1 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Notes, such number of shares of Common Stock as shall from time to time equal the Conversion Shares issuable from time to time.

7.2 Reports. The Company will furnish to the Holders and/or their assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by the Holders and/or their assignees; provided, however, that the Company shall not disclose material nonpublic information to the Holders, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Holders, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Holders wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

7.3 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Holders under the Transaction Documents.

7.4 Insurance. The Company shall not materially reduce the insurance coverages described in Section 4.19.

7.5 Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

7.6 Listing of Underlying Shares and Related Matters. Promptly following the date of this Agreement, the Company shall take all necessary action to cause the Conversion Shares to be listed on Nasdaq at or promptly following the Closing Date. Further, if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include in such application the Conversion Shares and will take such other action as is necessary to cause such Common Stock to be so listed. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on Nasdaq and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

7.7 Termination of Covenants. The provisions of Sections 7.2 through 7.5 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

7.8 Removal of Legends. Upon the earlier of (i) the sale or disposition of any Notes by a Holder pursuant to Rule 144 under the Securities Act (“Rule 144”) or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable securities or (ii) any Notes of such Holder becoming eligible to be sold without restriction pursuant to Rule 144, upon the written request of such Holder, the Company shall or, in the case of Common Stock, shall cause the transfer agent for the Common Stock (the “Transfer Agent”) to issue replacement Notes. From and after the earlier of such dates, upon a Holder’s written request, the Company shall promptly cause such Holder’s Notes to be replaced with Notes which do not bear such restrictive legends, and the Conversion Shares subsequently issued upon due conversion of the Notes shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect thereto. In addition, upon the earlier of (i) registration of the Conversion Shares for resale pursuant to the Registration Rights Agreement or (ii) the Conversion Shares becoming eligible to be sold without restriction pursuant to Rule 144, the Company shall (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with either (1) a customary representation by the Holder that Rule 144 applies to the shares of Common Stock represented thereby or (2) a statement by the Holder that such Holder has sold the shares of Common Stock represented thereby in accordance with the Plan of Distribution contained in the Registration Statement, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act. When the Company is required to cause an unlegended Note or certificate to replace a previously issued legended Note or certificate, if: (1) the unlegended Note certificate is not delivered to a Holder within three (3) Business Days of submission by that Holder of a legended Note or certificate and supporting documentation to the Transfer Agent as provided above and (2) prior to the time such unlegended certificate is received by the Holder after such three (3) Business Day period, the Holder , or any third party on behalf of such Holder or for the Holder’s account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares represented by such certificate (a “Buy-In”), then the Company shall pay in cash to the Investor (for costs incurred either directly by such Holder or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such Holder as a result of the sale to which such Buy-In relates. The Holder shall provide the Company written notice together with a reasonably detailed summary indicating the amounts payable to the Investor in respect of the Buy-In.

7.9 Equal Treatment of Holders. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the Holders. For clarification purposes, this provision constitutes a separate right granted to each Holder by the Company and negotiated separately by each Holder, and is intended for the Company to treat the Holders as a class and shall not in any way be construed as the Holders acting in concert or as a group with respect to the purchase, disposition or voting of the Notes or otherwise.

7.10 Registration Requirement. Within thirty (30) days the Closing Date, the Company shall file the Registration Statement with the SEC covering the resale or other disposition of the Conversion Shares issuable upon conversion of the Notes. All expenses incurred in connection with any such registration will be borne by the Company, excluding the fees and disbursements of counsel to the Holders which shall be borne by the Holders in accordance with Section 10.5.

7.11 Dismissal of Tandberg Litigation. No more than ten (10) Business Days following the date of this Agreement, the Company shall take such actions as may be necessary to dismiss, without prejudice, the Tandberg Litigation. So long as FBC Holdings S.a.r.l. directly or indirectly owns a majority of outstanding shares of Tandberg Data (Holdings) S.a.r.l., the Company covenants that none of the Company, any of its Subsidiaries or their successors or assigns will sue Tandberg Data (Holdings) S.a.r.l., or any of its parents, subsidiaries, divisions, or affiliates (collectively, “Tandberg”), or their respective distributors, partners, suppliers, customers (including OEM customers), end users, or successors, based on any claim that any products that Tandberg or any of its Subsidiaries manufactures, uses, sells, or offers for sale in the marketplace, past, present, or hereafter, infringe U.S. Patent No. 6,328,766, whether directly, indirectly, contributorily or otherwise, or any claim related thereto. Notwithstanding the foregoing, the foregoing covenant not to sue shall not apply to: (i) a business which Tandberg or its parents acquire subsequent to the date hereof; (ii) any third party companies that are currently in litigation with the Company or products which have been formally accused of infringement by the Company as of the date hereof (other than in the Tandberg Litigation); or (iii) Third Party Products. For purposes of this Section 7.11, “Third Party Products” means products that Tandberg purchases from suppliers and resells under the Tandberg brand name without modification and which are not designed by Tandberg. Components used in Tandberg products are not Third Party Products.

7.12 Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except for Permitted Indebtedness.

7.13 Maintenance of Existence and Properties. The Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence in its jurisdiction of organization and all rights and franchises material to its business. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

7.14 Restricted Junior Payment. Neither the Company nor any of its Subsidiaries shall, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment, provided that (i) the Company may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) the Company may repurchase the stock of former employees, directors, officers, or consultants pursuant to stock repurchase agreements or upon death, disability, retirement, severance, or termination of such former employees, directors, officers, or consultants so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided such repurchase does not exceed in the aggregate of Fifty Thousand Dollars ($50,000.00) per fiscal year; and (iii) the Company may (but shall not be required) to pay proceeds, if any, of the BDT Litigation to its shareholders in the form of dividends or distributions so long as (a) no Event of Default has occurred and is continuing or would exist immediately after giving effect to any such transaction and (b) unrestricted cash and cash equivalents of the Company and its Subsidiaries plus the availability under the SVB Credit Agreement (or any extension, renewal or refinancing thereof permitted hereunder) is not less than Ten Million Dollars ($10,000,000.000) immediately after giving effect to any such payment.

7.15 Liens. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of the Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC or under any similar recording or notice statute, except Permitted Encumbrances.

7.16 Stock Pledges. As soon as practicable and in any event no later than 30 days after the Closing Date (or such later date as Required Holders may agree), the Company and each of the Company’s foreign subsidiaries, Overland Storage (Europe) Ltd., Overland Storage SARL and Overland Storage GmbH (collectively, the “Pledged Subsidiaries”), shall have executed and delivered stock pledge agreements governed by the local law of the jurisdiction of formation of each such Pledged Subsidiary in a form reasonably acceptable to the Purchasers, pursuant to which the Company shall grant the Purchasers a first priority security interest in 65% of the stock of each Subsidiary to secure the Notes (“Stock Pledges”).

8. Events of Default. If any one or more of the following events (each an “Event of Default”) shall occur:

8.1 Failure to Pay. Failure by the Company to pay: (i) any portion of the Principal Amount when due and payable or when declared due and payable in accordance with this Agreement, or (ii) any accrued interest or other amount payable by the Company under this Agreement within five (5) days after the date when due and payable or when declared due and payable in accordance with this Agreement; or

8.2 Certain Covenant Defaults. Default by the Company in the performance of or compliance with any term contained in any Transaction Document, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) receipt by the Company of notice from any Holder of such default, or (ii) the Company’s knowledge of such default; or

8.3 Involuntary Bankruptcy; Appointment of Receiver, etc.

A court having jurisdiction shall enter a decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Laws, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

an involuntary case shall be commenced against the Company or any of its Subsidiaries under the Bankruptcy Laws; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of its Subsidiaries, or over all or a substantial part of their property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Company, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.4 Voluntary Bankruptcy; Appointment of Receiver, etc.

(i) The Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Laws, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or

(ii) The Company shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board (or any committee thereof or similar governing body of any Subsidiary) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.5 Dissolution. Any order, judgment or decree shall be entered against the Company or any of its Subsidiaries decreeing the dissolution or split up of the Company or any of its Subsidiaries and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.6 Change in Control. A Change in Control shall have occurred unless otherwise agreed in writing by the Company and the Required Holders that such Change in Control shall not constitute an Event of Default pursuant to this Section 8; or

8.7 Representations and Warranties. Any representation, warranty, certification or other statement made by the Company or any of its Subsidiaries in any Transaction Document or in any statement or certificate at any time given by the Company or any of its Subsidiaries in pursuant hereto or thereto or in connection herewith or therewith shall have been false in any material respect on the date as of which made; or

8.8 Judgments. Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $1,000,000 over the amount covered by independent third-party insurance as to which liability has been accepted by the applicable insurance carrier or (ii) in the aggregate at any time an amount in excess of $1,000,000 over the amount covered by independent third-party insurance as to which liability has been accepted by the applicable insurance carrier, shall be entered or filed against the Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9 Cross-Default.

(i) The Company or any of its Subsidiaries shall fail to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness in an individual principal amount of $500,000 or more or with an aggregate principal amount of $500,000 or more; or

(ii) The breach or default by the Company or any of its Subsidiaries with respect to any other term of (a) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise);

THEN (i) upon the occurrence of any Event of Default described in Sections 8.3, 8.4 or 8.5, each of the unpaid principal amount of and accrued interest on the Notes, and all other obligations hereunder shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and (ii) upon the occurrence and during the continuation of any other Event of Default, upon the written notice of Required Holders, by written notice to the Company, declare all or any portion of the amounts described in clause (i) to be, and the same shall forthwith become, immediately due and payable.

9. Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement until the satisfaction in full of all of the Obligations (other than unasserted indemnification obligations).

10. Miscellaneous.

10.1 Successors and Assigns. No Holder may assign or otherwise transfer any of its rights or obligations hereunder except pursuant to the terms of this Agreement (and any other attempted assignment or transfer by any party hereto shall be null and void). This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Holders, as applicable, provided, however, that a Holder may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Notes in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Investors, provided that the parties to each assignment shall execute and deliver to the Company an assignment and assumption agreement. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Common Stock” shall be deemed to refer to the securities received by the Investors in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company shall maintain at one of its offices located in the United States a register for the recordation of the names and addresses of the Holders, and the principal amounts (and stated interest thereon) owing to each Holder pursuant to the terms hereof from time to time (the “Register”). Absent demonstrable error, the entries in the Register shall be conclusive, and the Company and the Holders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Holder, at any reasonable time and from time to time upon reasonable prior notice.

10.2 Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or pdf, which shall be deemed an original.

10.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one (1) Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Overland Storage, Inc.
9112 Spectrum Center Boulevard
San Diego, California 92123
Attention:	Eric L. Kelly, President and Chief Executive Officer
Kurt Kalbfleisch, Senior Vice President and CFO
Fax: (858) 495-4267

With a copy to:

O’Melveny & Myers LLP
2756 Sand Hill Road
Menlo Park, California 94025
Attention: Paul L. Sieben, Esq.
Fax: (650) 473-2601

If to the Holders:

to the addresses set forth on the signature pages hereto.

10.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith and the parties hereto hereby acknowledge that each of the Company and each Purchaser has relied for such matters on the advice of its own respective counsel. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

10.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders; provided that that no such amendment shall, without the consent of each Holder directly affected, increase the Purchase Price required to be paid by such Holder or otherwise increase the amount of the loans extended to the Company as set forth herein. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Notes purchased under this Agreement at the time outstanding, each future holder of all such Notes, and the Company.

10.7 Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Holders without the prior consent of the Company (in the case of a release or announcement by the Holders) or the Holders (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Holders, as the case may be, shall allow the Holders or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. By 8:30 a.m. (New York City time) on the Trading Day immediately following the Closing Date, the Company shall issue a press release disclosing the consummation of the transactions contemplated by this Agreement. No later than the fourth (4th) Trading Day following the Closing Date, the Company will file a Current Report on Form 8-K with the SEC attaching the press release described in the foregoing sentence as well as copies of the Transaction Documents. In addition, the Company will make such other filings and notices in the manner and time required by the SEC or Nasdaq.

10.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision of this Agreement prohibited or unenforceable in any respect.

10.9 Entire Agreement. This Agreement, including the Exhibits, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

10.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

10.11 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement and the Notes shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York (except to the extent the provisions of the California Corporations Code would be mandatorily applicable to the issuance of the Shares or the Conversion Shares). Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. TO THE EXTENT ALLOWABLE UNDER APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND THE NOTES AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

10.12 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Notes pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Notes or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company acknowledges that each of the Purchasers has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	OVERLAND STORAGE, INC.

	By:	/s/ Eric L. Kelly
Name: Eric L. Kelly
Title: President and Chief Executive Officer

The Purchasers:	CYRUS OPPORTUNITIES MASTER FUND II, LTD

	By:	/s/ David A. Milich
Name: David A. Milich
Title: Authorized Signatory

Address:	c/o Cyrus Capital Partners, L.P.
399 Park Avenue, 39th Floor New York, New York 10022 Attention: Daniel Bordessa

Initial Principal Amount of Notes: $6,432,000.00

The Purchasers:	CRS MASTER FUND, L.P.

	By:	/s/ David A. Milich
Name: David A. Milich
Title: Authorized Signatory

Address:	c/o Cyrus Capital Partners, L.P.
399 Park Avenue, 39th Floor New York, New York 10022
Attention: Daniel Bordessa

Initial Principal Amount of Notes: $2,088,000.00

The Purchasers:	CRESCENT 1, L.P.

	By:	/s/ David A. Milich
Name: David A. Milich
Title: Authorized Signatory

Address:	c/o Cyrus Capital Partners, L.P.
399 Park Avenue, 39th Floor New York, New York 10022 Attention: Daniel Bordessa

Initial Principal Amount of Notes: $2,412,000.00

The Purchasers:	CYRUS SELECT OPPORTUNITIES MASTER FUND, LTD.

	By:	/s/ David A. Milich
Name: David A. Milich
Title: Authorized Signatory

Address:	c/o Cyrus Capital Partners, L.P.
399 Park Avenue, 39th Floor New York, New York 10022 Attention: Daniel Bordessa

Initial Principal Amount of Notes: $1,068,000.00

The Purchasers:	Clinton Group, Inc., as the investment manager for:

CLINTON MAGNOLIA MASTER FUND, LTD.

	By:	/s/ Joseph A. De Perio
Name: Joseph A. De Perio
Title: Senior Portfolio Manager

Address:	9 West 57th Street, 26th Floor New York, New York 10019

Initial Principal Amount of Notes: $1,000,000.00

The Purchasers:	BRIGHTWOOD CAPITAL ADVISORS, LLC

	By:	/s/ Sengal Selassie
Name: Sengal Selassie
Title: Authorized Person

	By:	/s/ Damien Dwin
Name: Damien Dwin
Title: Authorized Person

Address:	1540 Broadway, 23rd Floor New York, NY 10036

Initial Principal Amount of Notes: $250,000.00

EXHIBIT A

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF FEBRUARY 12, 2013 AMONG SILICON VALLEY BANK (“SENIOR LENDER”), THE HOLDERS PARTY THERETO, AND ACKNOWLEDGED BY OVERLAND STORAGE, INC. (“BORROWER”) TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY BORROWER PURSUANT TO THAT CERTAIN LOAN AND SECURITY AGREEMENT DATED AS OF AUGUST 9, 2011 BY AND AMONG BORROWER AND SENIOR LENDER, AS SUCH CREDIT AGREEMENT (SUBJECT TO THE TERMS OF THE SUBORDINATION AGREEMENT) HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME AND (SUBJECT TO THE TERMS OF THE SUBORDINATION AGREEMENT) TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS UNDER THAT AGREEMENT AS CONTEMPLATED BY THE SUBORDINATION AGREEMENT; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THE TRANSFEROR, THE SUBSTANCE OF WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT.

[FORM OF] CONVERTIBLE PROMISSORY NOTE

$	Dated: February [—], 2013

FOR VALUE RECEIVED, the undersigned, OVERLAND STORAGE, INC., a California corporation (the “Company”), HEREBY PROMISES TO PAY to the order of [INSERT NAME OF PURCHASER] (“Holder”) the principal amount of [INSERT AMOUNT IN WORDS] Dollars ($[INSERT AMOUNT IN NUMBERS]) or such lesser amount as shall equal the outstanding principal balance of the Note (the “Note”) issued by the Company to Holder pursuant to the NPA (as defined below), and to pay all other amounts due with respect to the Note on the dates and in the amounts set forth in the NPA.

The Company also promises to pay interest on the unpaid principal amount hereof, until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Note Purchase Agreement dated as of February 12, 2013 by and among the Company and the parties listed therein as Purchasers (said Note Purchase Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the “NPA”, the terms defined therein and not otherwise defined herein being used herein as therein defined).

This Convertible Promissory Note is one of the Company’s “Notes” and is issued pursuant to and entitled to the benefits of the NPA, to which reference is hereby made for a more complete statement of the terms and conditions under which this Convertible Promissory Note is made and is to be repaid.

Except as provided in the NPA, all payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the address of the Holder or at such other place as shall be designated in writing for such purpose in accordance with the terms of the NPA. Holder hereby agrees, by its acceptance hereof, that before disposing of this Convertible Promissory Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Convertible Promissory Note shall not limit or otherwise affect the obligations of the Company hereunder with respect to payments of principal of or interest on this Convertible Promissory Note.

Purchaser may elect to convert all or portion of the outstanding principal amount of this Convertible Promissory Note into Common Stock pursuant to Section 2.4 of the NPA.

Whenever any payment on this Convertible Promissory Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Convertible Promissory Note.

This Convertible Promissory Note is subject to mandatory prepayment as provided in the NPA and to prepayment at the option of the Company as provided in the NPA.

THIS CONVERTIBLE PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND HOLDER HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK (EXCEPT TO THE EXTENT THE PROVISIONS OF THE CALIFORNIA CORPORATIONS CODE WOULD BE MANDATORILY APPLICABLE TO THE ISSUANCE OF THE CONVERSION SHARES).

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Convertible Promissory Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the NPA.

The terms of this Convertible Promissory Note are subject to amendment only in the manner provided in the NPA.

This Convertible Promissory Note is subject to restrictions on transfer or assignment as provided in the NPA.

No reference herein to the NPA and no provision of this Convertible Promissory Note or the NPA shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of and interest on this Convertible Promissory Note at the place, at the respective times, and in the currency prescribed herein and in the NPA.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

COMPANY:

OVERLAND STORAGE, INC.

By:
Name: Eric L. Kelly
Title: President and Chief Executive Officer

EXHIBIT B

[FORM OF] NOTICE OF CONVERSION

The undersigned hereby elects to convert principal and accrued and unpaid interest under the Convertible Promissory Note issued by Overland Storage, Inc., a California corporation (the “Company”), in connection with that certain Note Purchase Agreement dated as of February 12, 2013 by and among the Company and the Purchasers party thereto (the terms defined therein and not otherwise defined herein being used herein as therein defined), into units of Common Stock according to the conditions hereof, as of the date written below. No fee will be charged to the Holder for any conversion.

Principal amount to be converted:

Date to Effect Conversion:

Conversion Price:

Number of shares of Common Stock to be issued:

HOLDER:
(Print Name of Holder)

By:
Name:
Title:

EXHIBIT C

Registration Rights Agreement

(See attached.)

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of this 12th day of February, 2013 by and among Overland Storage, Inc., a California corporation (the “Company”), the “Purchasers” named in that certain Note Purchase Agreement by and among the Company and the Purchasers (the “Purchase Agreement”). Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

The parties hereby agree as follows:

1. Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Common Stock” means the Company’s common stock, no par value, and any securities into which such shares may hereinafter be reclassified.

“Purchasers” means the Purchasers identified in the Purchase Agreement and any Affiliate or permitted transferee of any Purchaser who is a subsequent holder of any Registrable Securities.

“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the 1933 Act.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means the Conversion Shares, the shares of Common Stock issuable to the Investors as payment of interest or principal on the Notes pursuant to the terms of the Purchase Agreement and any other securities issued or issuable with respect to or in exchange for Registrable Securities, whether by recapitalization, merger, charter amendment, reorganization or otherwise; provided, that, a security shall cease to be a Registrable Security upon (i) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (ii) such security becoming eligible for sale without restriction by the holder thereof pursuant to Rule 144.

“Registration Statement” means, collectively, any registration statement or registration statements of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Required Purchasers” means the Purchasers holding a majority of the Registrable Securities.

“SEC” means the U.S. Securities and Exchange Commission.

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“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2. Registration.

(a) Registration Statements.

(i) Promptly following the closing of the purchase and sale of the Notes contemplated by the Purchase Agreement (the “Closing Date”) but no later than thirty (30) days after the Closing Date (the “Filing Deadline”), the Company shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities), covering the resale of the Registrable Securities. Subject to any SEC comments (that cannot be resolved despite commercially reasonable efforts of the Company), such Registration Statement shall include the plan of distribution attached hereto as Exhibit A and as otherwise reasonably requested by the Required Purchasers; provided, however, that no Purchaser shall be named as an “underwriter” in the Registration Statement without the Purchaser’s prior written consent. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Required Purchasers. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Purchasers and their counsel (for their review and reasonable comment) prior to its filing or other submission.

(ii) Additional Registrable Securities. Upon the written demand of any Purchaser and upon any change in the Conversion Price such that additional shares of Common Stock become issuable upon the conversion of the Notes (the “Additional Shares”), the Company shall promptly (and in any event within fifteen (15) Business Days of any such written demand) prepare and file with the SEC one or more Registration Statements on Form S-3, if such Registration Statement has not previously been declared effective, amend the Registration Statement filed pursuant to clause (i) above (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Additional Shares) covering the resale of the Additional Shares, but only to the extent the Additional Shares are not at the time covered by an effective Registration Statement. Subject to any SEC comments (that cannot be resolved despite commercially reasonable efforts of the Company), such Registration Statement shall include the plan of distribution attached hereto as Exhibit A; provided, however, that no Purchaser shall be named as an “underwriter” in the Registration Statement without the Purchaser’s prior written consent. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Shares. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Required Purchasers. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Purchasers and their counsel (for their review and reasonable comment) prior to its filing or other submission.

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(b) Expenses. The Company will pay all expenses associated with each registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, but excluding fees and expenses of counsel to the Purchasers, which shall be paid by the Purchasers, and any discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

(c) Effectiveness.

(i) The Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable. The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. By the second Business Day following the date a Registration Statement has become effective, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement. The Company shall notify the Purchasers by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Purchasers with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(ii) For not more than twenty (20) consecutive days or for a total of not more than forty-five (45) total days in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section 2 in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify each Purchaser in writing of the commencement of and the reasons for an Allowed Delay, but shall not (without the prior written consent of a Purchaser) disclose to such Purchaser any material non-public information giving rise to an Allowed Delay, (b) advise the Purchasers in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate the Allowed Delay as promptly as practicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended Registrable Securities to a transferee of a Purchaser in connection with any sale of Registrable Securities with respect to which a Purchaser has entered into a contract for sale, prior to the Purchaser’s receipt of the notice of a Allowed Delay and for which the Purchaser has not yet settled.

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(d) Rule 415; Cutback If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the 1933 Act or requires any Purchaser to be named as an “underwriter,” the Company shall use its commercially reasonable best efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Purchaser is an “underwriter.” The Purchasers shall have the right to participate or have their counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have their counsel comment on any written submission made to the SEC with respect thereto. No such written submission shall be made to the SEC to which the Purchasers’ counsel reasonably objects. In the event that, despite the Company’s commercially reasonable best efforts and compliance with the terms of this Section 2(d), the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Purchaser as an “underwriter” in such Registration Statement without the prior written consent of such Purchaser (and that the Company shall not be required to do so even if such Purchaser consents to be named as an underwriter). Any cut-back imposed on the Purchaser pursuant to this Section 2(d) shall be allocated among the Purchaser on a pro rata basis. The Company shall use commercially reasonable efforts to promptly file and have declared effective a Registration Statement covering the Cut Back Shares, and from and after such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares), all of the provisions of this Section 2 shall again be applicable to such Cut Back Shares; provided, however, that the Filing Deadline for the Registration Statement including such Cut Back Shares shall be not more than ten (10) Business Days after such Restriction Termination Date.

3. Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a) use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold without restriction pursuant to Rule 144 (the “Effectiveness Period”) and advise the Purchaser in writing when the Effectiveness Period has expired;

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(b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby until such time as all of such Registrable Shares have been disposed of in accordance with the intended methods of disposition by the Purchaser(s) thereof set forth in such Registration Statement; and in the case of amendments and supplements to a Registration Statement which are required to be filed by reason of the Company filing a report on Form 10-K, Form 10-Q, Form 8-K or any analogous report under the 1934 Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement; and by the Business Day following the date any post-effective amendment has become effective, the Company shall file with the SEC in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement;

(c) provide copies to and permit counsel designated by the Purchasers to review each Registration Statement and all amendments and supplements thereto no fewer than five (5) days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

(d) furnish to the Purchasers and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Purchaser that are covered by the related Registration Statement;

(e) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(f) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Purchasers and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Purchasers and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

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(g) use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(h) immediately notify the Purchasers, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(i) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including, without limitation, Rule 172 under the 1933 Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the 1933 Act, promptly inform the Purchasers in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Purchasers are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(i), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).

(j) With a view to making available to the Purchasers the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Purchasers to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six (6) months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to each Purchaser upon request, as long as such Purchaser owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Purchaser of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

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4. Due Diligence Review; Information. The Company shall make available, during normal business hours and upon prior written notice, for inspection and review by the Purchasers, advisors to and representatives of the Purchasers (who may or may not be affiliated with the Purchasers and who the Required Purchasers have approved through prior written consent), all financial and other records, all SEC Filings (as defined in the Purchase Agreement) and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Purchasers or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Purchasers and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

Notwithstanding the foregoing, the Company shall not disclose or provide any access to material nonpublic information to the Purchasers, or to advisors to or representatives of the Purchasers, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Purchasers, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Purchaser wishing to obtain such information enters into a customary confidentiality agreement with the Company with respect thereto.

5. Obligations of the Purchasers.

(a) Each Purchaser shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably necessary to effect the registration of such Registrable Securities. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Purchaser of the information the that is reasonably necessary from such Purchaser if such Purchaser elects to have any of the Registrable Securities included in the Registration Statement. A Purchaser shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Purchaser elects to have any of the Registrable Securities included in the Registration Statement.

(b) Each Purchaser, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Purchaser has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

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(c) Each Purchaser agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(h), such Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Purchaser is advised by the Company that such dispositions may again be made.

6. Indemnification.

(a) Indemnification by the Company. The Company will indemnify and hold harmless each Purchaser and its officers, directors, managers, members, partners, shareholders, employees and agents, successors and assigns, and each other person, if any, who controls such Purchaser within the meaning of the 1933 Act (collectively, the “Purchaser Indemnified Parties”), against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on a Purchaser’s behalf and will reimburse each such Purchaser Indemnified Party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Purchaser Indemnified Party or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

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(b) Indemnification by the Purchaser. Each Purchaser agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, shareholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Purchaser to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of a Purchaser be greater in amount than the dollar amount of the proceeds (net of all expenses of sale and net of all expenses paid by such Purchaser in connection with any claim relating to this Section 6 and the amount of any damages such Purchaser has otherwise been required to pay by reason of such untrue statement or omission) received by such Purchaser upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party shall, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. No indemnifying party shall be liable to any indemnified party under this Agreement for any settlement by such indemnified party effected without the indemnifying party’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

(d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses of sale and net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

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7. Miscellaneous.

(a) Amendments and Waivers.

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Purchasers. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Required Purchasers.

(b) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9.4 of the Purchase Agreement.

(c) Assignments and Transfers by Purchasers. The provisions of this Agreement shall be binding upon and inure to the benefit of the Purchasers and their respective successors and assigns. A Purchaser may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Purchaser to such person, provided that such Purchaser complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

(d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Purchasers; provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Purchasers in connection with such transaction unless such securities are otherwise freely tradable by the Purchasers after giving effect to such transaction.

(e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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(f) Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

(g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions of this Agreement prohibited or unenforceable in any respect.

(i) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. TO THE EXTENT ALLOWABLE UNDER APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	OVERLAND STORAGE, INC.

By:
Name: Eric L. Kelly
Title: President and Chief Executive Officer

[Registration Rights Agreement]

The Purchasers:	[NAME]

By:
Name:
Title:

[Registration Rights Agreement]

EXHIBIT A

Plan of Distribution

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, dividend, distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided, that they meet the criteria and conform to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be, “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.